Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-164629) on Form S-1 of The Frontier Fund of our reports dated April 1, 2013 relating to our:

•

Audits of the financial statements of the Frontier Diversified Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series, Tiverton/Graham/Transtrend Series (formerly, Berkeley/Graham/Tiverton Series), Currency Series, Winton Series and the Winton/Graham Series of The Frontier Fund,

•

Audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC, Frontier Trading Company XXI, LLC and Frontier Trading Company XXIII, LLC,

•	Audits of the consolidated financial statements of The Frontier Fund,

included in the Annual Report on Form 10-K of The Frontier Fund for the year ended December 31, 2012.

/s/ McGladrey LLP

Denver, Colorado

April 1, 2013